                                                                   EXHIBIT 12.1

                        GRANITE BROADCASTING CORPORATION
                   COMPUTATION OF BROADCAST CASH FLOW MARGIN
                        (In thousands except percentage)

                                                                                                       Pro Forma
                                                           Years ended December 31,                  Latest Twelve
                                       -----------------------------------------------------------   Months Ended
                                                                                           1996        March 31,
                                         1992      1993      1994      1995      1996    Pro Forma       1997
                                       -------   -------   -------   -------   --------   --------     --------
Net revenue                            $35,957   $37,499   $62,856   $99,895   $129,164   $150,536     $149,865
                                       =======   =======   =======   =======   ========   ========     ========

Operating income                       $ 7,170   $ 7,454   $15,355   $28,895   $ 35,748   $ 43,462     $ 41,403

Add: Time brokerage fee                                                             150        600          600
      Depreciation                       2,279     2,398     3,420     4,514      6,144      6,425        6,586
      Amortization                       3,678     3,359     3,873     7,592      9,737     14,071       14,600
      Corporate expense                  1,192     1,375     2,162     3,132      4,800      4,800        5,284
      Non-cash compensation expense                  123       282       363        496        496          574
                                       -------   -------   -------   -------   --------   --------     --------
Broadcast cash flow                    $14,319   $14,709   $25,092   $44,496   $ 57,075   $ 69,854     $ 69,047
                                       -------   -------   -------   -------   --------   --------     --------

Broadcast cash flow margin                39.8%     39.2%     39.9%     44.5%      44.2%      46.4%        46.1%
                                       =======   =======   =======   =======   ========   ========     ========